NL-ORANGE, L.P.
                 BY NIPPON LANDIC (U.S.A.), INC.
             A DELAWARE CORPORATION, GENERAL PARTNER

                            LANDLORD,

                               AND

                 DENNIS SHEN, dba GLOBAL PAC TECH

                              TENANT

                           OFFICE LEASE

THIS LEASE ("Lease") is made between NL-ORANGE, L.P., by NIPPON LANDIC (USA), INC., a Delaware corporation, General Partner ("Landlord"), and the Tenant described in Item 1 of the Basic Lease Provisions.

                        LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the "Premises") described in Item 3 of the Basic Lease Provisions and as shown in the drawings attached hereto as Exhibit A-1. The Premises are located in that certain office building (the Building) shown on Exhibit "A-2" and whose street address is 770 The City Drive South, Orange, California 92868. The Building is located on that certain land (the Land) described on Exhibit "A-3" attached hereto, which is also improved with landscaping, parking facilities and other improvements and appurtenances. The Land, together with all such improvements and appurtenances and the Building, are, subject to Paragraph 18, collectively referred to herein as the "Project". However, Landlord reserves the right to make such changes, additions and/or deletions to the Land, the Building and the Project as it shall determine from time to time.

                      BASIC LEASE PROVISIONS

1. Tenant:  DENNIS SHEN, dba Global Pac Tech ("Tenant")

2. Building: NEXUS CITY SQUARE
Address: 770 The City Drive South
Orange, CA 92868

3. Description of Premises: Floor(s): Second Suite: 2200

Rentable Area: 1,587 square feet (see Exhibit A-4)
                                                                         1,587
4. Tenant's Proportionate Share of Excess Operating Costs: 42721237% = 371,478

5. Basic Annual Rent (see Paragraphs 2 and 20):

Partial Lease Month:$       75.12 per day
First Lease Year $27,042.48
6. Initial Monthly Installment of Basic Annual Rent:   $ 2,253,54
($1.42 per square foot of Rentable Area)

Installment payable upon execution: $2,253.54

7.Security Deposit: $4,507.08

8. Base Operating Costs: Tenant shall pay its pro rata share of Operating Costs increases over the Base Year 1996 subject to adjustment as provided in
Section 3(e) of the Lease

9. Term: One (1) year

10. Target Commencement Date: August 1, 1996

11.Broker[s]: Cushman & Wakefield of California, Inc.

12.Permitted Use: General office use

13.Number of Parking Spaces (see Paragraph 18): 4:1000

14.Addresses for Notices:

To: Tenant to: Landlord

Prior to occupancy of the Premises: NL-Orange L.P.
%Insignia Commercial Group, Inc.
Dennis Shen 770 The City Drive South
Global Pac Tech Suite 2900
1201 E.  Ball Road, #Orange, CA 92668
Anaheim, CA 92805

After occupancy of the Premises:

Global Pac Tech
770 The City Drive South, Suite 2200
Orange, CA 92868

15.All payments payable under this Lease shall be sent to Landlord at the address specified in Item 14 or to such other address as Landlord or Landlord's Agent may designate.

16.Guarantor: N/A


17.Landlord's Agent: Insignia Commercial Group, Inc.
770 The City Drive South, Suite 2900
Orange, California 92668

18.Date of this Lease: July 15, 1996

IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing Basic Lease Provisions, the provisions of the Standard Lease Provisions (the Standard Lease Provisions) (consisting of Paragraphs 1 through 20 which follow) and Exhibits A-1" through A-4 and B through H, inclusive, all of which are incorporated herein by this reference. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

LANDLORD

NL-ORANGE, L.P.

Nippon Landic (U.S.A.), Inc., a
Delaware corporation, as General Partner



By: /s/ Mitsuhiko Hashimoto
        ------------------------------------
        Mitsuhiko Hashimoto, General Manager

Date: July 19, 1996


TENANT

DENNIS SHEN, dba GLOBAL PAC TECH



By: /s/ Dennis Shen
        -----------
        Dennis Shen

Its:

Date: July 18, 1996

                        TABLE OF CONTENTS



                                                                      Page

1.TERM                                                                -1-

2.BASIC ANNUAL RENT AND SECURITY DEPOSIT                              -1-

3.ADDITIONAL RENT                                                     -2-

4.IMPROVEMENTS AND ALTERATIONS                                        -3-

5.REPAIRS                                                             -4-

6.USE OF PREMISES                                                     -4-

7.UTILITIES AND SERVICES                                              -5-

8.NONLIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE             -6-

9.FIRE OR CASUALTY                                                    -8-

10.EMINENT DOMAIN                                                     -8-

11.ASSIGNMENT AND SUBLETTING                                          -8-

12.DEFAULT                                                            -10-

13.ACCESS; CONSTRUCTION                                               -12-

14.BANKRUPTCY                                                         -12-

15.SUBSTITUTION OF PREMISES                                           -13-

16.SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES                   -13-

17.SALE BY LANDLORD; NONRECOURSE LIABILITY                            -14-

18.PARKING; COMMON FACILITIES                                         -14-

19.MISCELLANEOUS                                                      -15-
(a)Attorneys' Fees                                                    -15-
(b)Waiver                                                             -15-
(c)Notices                                                            -15-
(d)Labor                                                              -15-
(e)Security                                                           -15-
(f)Storage                                                            -15-
(g)Holding Over                                                       -16-
(h)Condition of Premises                                              -16-
(i)Quite Possession                                                   -16-
(j)Matters of Record                                                  -16-
(k)Project Financing                                                  -16-
(l)Successors and Assigns                                             -16-
(m)Brokers                                                            -16-
(n)Name                                                               -16-
(o)Examination of Lease, Confidentiality                              -16-
(p)Time                                                               -17-
(q)Defined Terms and Marginal Headings                                -17-
(r)Conflict of Laws; Prior Agreements; Separability                   -17-
(s)Authority                                                          -17-
(t)Common Areas                                                       -17-
(u)Joint and Several Liability                                        -17-
(v)Rental Allocation                                                  -17-
(w)Rules and Regulations                                              -17-
(x)Financial Statements                                               -17-
(y)Landlord's Agent                                                   -17-

20.ADDENDA                                                            -17-
(a)Transportation Management                                          -18-
(b)Non-smoking                                                        -18-

                        TABLE OF EXHIBITS

Exhibit "A-1"Floor Plan[s]
Exhibit "A-2"Plot Plan of Building
Exhibit "A-3"Legal Description
Exhibit "A-4"Rentable Area
Exhibit "B"Landlord's Obligation
Exhibit "C"Requirements for Alterations
Exhibit "D"Standards for Utilities and Services
Exhibit "E"Building Rules and Regulations
Exhibit "F"Form Estoppel Certificate
Exhibit "G"Tenant's Initial Certificate

                    STANDARD LEASE PROVISIONS

TERM

(a)Unless earlier terminated in accordance with the provisions hereof, the initial term of this Lease shall be the period shown in Item 9 of the Basic Lease Provisions; provided, however, in the event the Commencement Date (defined below) occurs on a date other than the first (1st) day of a calendar month, there shall be added to the term the partial month (the "Partial Lease Month") from the Commencement Date to the first (1st) day of the calendar month following the Commencement Date. [As used herein, "term" shall refer to the initial term described in Item 9 of the Basic Lease Provisions and, provided the same is duly exercised and commences, the Extended Term described in Subparagraph 20(a).]

(b)Subject to the provisions of this Paragraph 1, the term shall commence on the date (the "Commencement Date") which is the earlier of the date Landlord delivers the Premises to Tenant or the date Tenant takes possession or commences the use of the premises for any business purpose (including moving in). Landlord shall be deemed to have delivered the Premises to Tenant on the date determined by Landlord's Space Planner (defined in the Work Letter described below) to be the date of substantial completion of the Tenant Work (defined in the Work Letter). Notwithstanding the foregoing, in the event that Landlord is delayed in delivering the Premises by reason of any act or omission of Tenant, including, without limitation, those specified in the Work Letter (the "Work Letter") attached hereto as Exhibit "B" (a "Tenant Delay"), the term shall commence (unless Tenant takes possession or commences use of the Premises prior thereto) on the date the Premises would have been delivered by Landlord had the Tenant Delay(s) not occurred. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the term of this Lease.

(c)Landlord may deliver the Premises to Tenant on or after the Target Commencement Date described in Item 10 of the Basic Lease Provisions.
Landlord shall use reasonable efforts to give Tenant at least fifteen (15) days' notice of the date upon which, in Landlord's opinion, the Commencement Date shall occur; provided, however, that in the event the Commencement Date is delayed or otherwise does not occur on the date specified, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.

BASIC ANNUAL RENT AND SECURITY DEPOSIT

(a)Tenant agrees to pay during the Partial Lease Month and each Lease Year (defined below) of the term of this Lease as Basic Annual Rent ("Basic Annual Rent") for the Premises the sums shown for such periods in Item 5 of the Basic Lease Provisions. For purposes of this Lease, a "Lease Year" shall be each twelve (12) calendar month period commencing on (i) the Commencement Date (or anniversary thereof) if the Commencement Date occurs on the first (1st) day of a month, or otherwise (ii) on the first (1st) day of the calendar month following the Commencement Date (or anniversary thereof.

(b)Except as expressly provided to the contrary herein, Basic Annual Rent shall be payable in equal consecutive monthly installments, in advance, without deduction or offset, commencing on the Commencement Date and Continuing on the first (1st) day of each calendar month thereafter. The first (1st) full monthly installment of basic Annual Rent, described in Item 6 of the Basic Lease Provisions, shall be payable upon Tenant's execution of this Lease. If the Commencement Date is a day other than the first (1st) day of a calendar month, then the Rent (defined below) for the Partial Lease Month (the "Partial Lease Month Rent") shall be calculated on the per diem basis shown therefor in Item 5 of the Basic Lease Provisions for the number of days of such month from and including the Commencement Date. The Partial Lease Month Rent shall be payable by Tenant prior to the date that Tenant takes possession or commences use of the Premises for any business propose (including moving in). Basic Annual Rent, all forms of additional rent payable hereunder by Tenant and all other amounts, fees, payments or charges payable hereunder by Tenant shall (i) each constitute rent payable hereunder (and shall sometimes collectively be referred to herein as "Rent"), (ii) be payable to Landlord when due without any prior demand therefor in lawful money of the United States and, except as may be expressly provided to the contrary herein, without any offset or deduction whatsoever, and (iii) be payable to Landlord at the address of Landlord described in Item 2 of the Basic Lease Provisions or to such other person or to such other place as Landlord may from time to time designate in writing to Landlord.

(c)Tenant has paid or will pay Landlord such sum[s] at such time[s] as are set forth with respect to the "Security Deposit" (the "Security Deposit") in Item 7 of the Basic Lease Provisions as security for the performance by Tenant of Tenant's obligations hereunder. If, at any time during the term of this Lease or any Extended Term thereof, Tenant's Basic Annual Rent is increased above the amount initially paid hereunder, the Security Deposit shall be increased in the same proportion, and Tenant shall deposit cash with Landlord in an amount sufficient to increase the Security Deposit to the appropriate amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest thereon. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of Rent or the cleaning or restoration of the Premises upon the termination of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (i) for the payment of any Rent or any other sum in default, (ii) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default hereunder, or (iii) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default hereunder, including, without limitation, costs and attorneys' fees incurred by Landlord to recover possession of the Premises following a default by Tenant hereunder. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the appropriate amount, as required to be maintained by Tenant hereunder. If tenant shall fully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within fourteen (14) days following the expiration of the term of this Lease; provided, however, that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Paragraph 3 below has been determined and paid to Landlord in full. If the obligation of Tenant to pay the initial Security Deposit has been waived by Landlord in Item 7 of the Basic Lease Provisions, then this provision shall not be applicable unless and until Tenant defaults under this Lease, in which event Landlord may, at its sole option, and as a condition precedent to any cure by Tenant hereunder, require that Tenant immediately pay the Security Deposit, which shall be in an amount equal to the then Monthly Installment of the Basic Annual Rent.
(d)The parties agree that for all purposes hereunder the Premises shall be stipulated to contain the number of squire feet of Rentable Area (defined in Exhibit "A-4") described in Item 3 of the Basic Lease Provisions. Upon the request of Landlord, Landlord's Space Planner shall verify the exact number of square feet of Rentable Area in the Premises. In the event there is a variation of three percent (3%) or more from the umber of square feet specified in Item 3 of the Basic Lease Provisions, Landlord and Tenant shall execute an amendment to this Lease for the purpose of making appropriate adjustments to the Basic Annual Rent, the Security Deposit, Tenant's Proportionate Share (defined below) and such other provisions hereof as shall be appropriate under the circumstances.

ADDITIONAL RENT

(a)Subject to the provisions of this lease, if Operating Costs (defined below) for the Project for any calendar year during the term of this Lease exceed Base Operating Costs (defined below), Tenant shall pay to Landlord as additional rent an amount equal to Tenant's Proportionate Share of such excess.

(b)"Tenant's Proportionate Share" is, subject to the provisions of this Paragraph 3, the percentage number described in Item 4 of the Basic Lease Provisions. Tenant's Proportionate Share represents a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in the Project, as determined by Landlord pursuant to Subparagraph 2(d) above.

(c)"Base Operating Costs", during the term of this Lease, including, without limitation, any Extended Term, equals the product of (i) the amount specified in Item 8 of the Basic Lease Provisions, and (ii) the number of square feet of Rentable Area contained in the Project.

(d)"Operating Costs" means all costs, expenses and obligations incurred or payable by Landlord in connection with the operation, ownership, repair management or maintenance of the Project during or allocable to the term of this Lease, including, without limitation, the following:

(i)All real property taxes, assessments, license fees, excises, levies, charges or impositions and other similar governmental ad valorem or other charges levied on or attributable to the Project or its ownership, operation or transfer, and all taxes, charges, assessments or similar impositions imposed in lieu of the same (collectively, "Real Estate Taxes"). "Real Estate Taxes" shall also include all taxes, assessments, license fees, excise, levies, charges or similar impositions imposed by any governmental agency, district, authority or political subdivision (A) on any interest of Landlord, any mortgagee of Landlord or any interest of Tenant in the Project, the Premises or in this Lease, or on the occupancy or use of space in the Project or the Premises; (B) on the gross or net rentals or income from the Project, the Rent received hereunder, or on Landlord's "right" or "rights" to any of the foregoing or on Landlord's business of leasing the Premises, the Building or the project, including, without limitation, any gross income tax or excise tax levied by any federal, state or local governmental entity with respect to the receipt of Rent or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the project, or portions thereof; (C) measured by the gross square footage of the Project, the Premises, or any portion thereof, or by the number of actual, estimated or potential occupants of the Project, the number of vehicular trips generated by or associated with the Project, or the number of parking spaces contained within the Project, or for any transportation, arts, housing or environmental plan, fund or system instituted within or for any geographic area in which the Building is located, or any similar measure; (D) on the transfer of or the transaction represented by this Lease or any lease of space in the Project or on any document creating or transferring an interest in this Lease: (E) on the construction, removal or alteration of improvements in the Project; (F) for the provision of amenities, services or rights of use such as fire protection, police protection, street, sidewalk, lighting, sewer or road maintenance, refuse removal or janitorial services or for any other service, without regard to whether such services were formerly provided by governmental or quasi-governmental agencies to property owners or occupants at no cost or at minimal cost; and (G) related to any transportation plan, fund or system instituted within the geographic area of the Project or otherwise applicable to the Premises, the Project, or any portion thereof. "Real Estate Taxes" shall not include any capital stock, estate or inheritance tax imposed by the State of California for the federal government; and

(ii)The cost of utilities (including taxes and other charges incurred in connection therewith), but, subject to the provisions of Paragraph 7, excluding the cost of Tenant's electrical current usage within its Premises, fuel, supplies, equipment, tools, materials, service contracts, janitorial services, waste and refuse disposal, gardening and landscaping, insurance (including, but not limited to, public liability, fire, property damage, flood, rental loss, rent continuation, boiler machinery, business interruption, contractual indemnification, earthquake and All Risk coverage insurance for up to the full replacement cost of the Project and such other insurance as is customarily carried by operators of other first-class buildings in the County of Orange) to the extent carried by Landlord in its discretion (and the deductible portion of any insured loss otherwise covered by such insurance), the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of all persons (including independent contractors) who perform services connected with the operation, maintenance or repair of the Project, personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the operation, maintenance or repair of the Project, such auditors' fees and legal fees as are incurred in connection with the operation, maintenance or repair of the project, costs incurred for administration and management of the Project, whether by Landlord or by an independent contractor, administrative expenses, management fees, management office operational expenses, rental expenses for or a reasonable allowance for depreciation of, personal property used in the operation, maintenance or repair of the Project, license, permit and inspection fees, all costs and expenses required by any governmental ro quasi-governmental authority or by applicable law, for any reason, including capital improvements, whether capitalized or not, the cost of any capital improvements made to the Project by Landlord that improve life-safety systems or reduce operating expenses (such as costs to be amortized over such reasonable periods as Landlord shall determine with a return on capital at such rate as would have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements), the cost of air-conditioning, heating, ventilating, plumbing, elevator maintenance and repair, sign maintenance, and Common Area (defined in Paragraph 18) repair, resurfacing, operation and maintenance, the cost of providing security services, if any, deemed appropriate by Landlord, and any other cost or expense incurred or payable by Landlord in connection with the operation, repair, management or maintenance of the Project.

(e)Operating Costs for any calendar year during which actual occupancy of the Project is less than ninety-five percent (95%) of the Rentable Area of the Project shall be appropriately adjusted to reflect ninety-five percent (95%) occupancy of the existing Rentable Ares of the Project during such period. In determining Operating Costs, if any services or utilities are separately charged to tenants of the Project or others, Operating Costs shall be adjusted by Landlord to reflect the amount of expense which would have been incurred for such services or utilities on a full-time basis of normal Project operating hours. In the event (i) the Commencement Date shall be a date other than January 1, (ii) the date fixed for the expiration of the term shall be a date other than December 31, (iii) of any early termination of this Lease, or
(iv) of any increase or decrease in the size of the Premises, then in each such event, an appropriate adjustment in the application of this Paragraph 3 shall, subject to the provisions of this Lease, be made to reflect such event on a basis determined by Landlord to be consistent with the principles underlying the provisions of this Paragraph 3.

(f)Prior to the commencement of each calendar year of the term following the Commencement Date, Landlord shall have the right to give to Tenant a written estimate of Tenant's Proportionate Share of the projected excess, if any, of the Operating Costs for the Project for the ensuing year over the Base Operating Costs. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance on the first (1st) day of each month during such year. Subject to the provisions of this Lease, Landlord shall endeavor to furnish to Tenant within a reasonable period after the end of each calendar year, a statement indicating in reasonable detail the excess of Operating Costs over Base Operating Costs for such period, and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant's estimated payments to Tenant's actual share of such excess as indicated by such annual statement. Any payment due Landlord shall be payable by Tenant on demand from Landlord. Any amount due Tenant shall be credited against installments next becoming due under this Subparagraph 3(f).

(g)Tenant shall pay ten (10) days before delinquency, all taxes and assessments (i) levied against any personal property or trade fixtures of Tenant in or about the Premises, (ii) based upon the gross or net Rent payable hereunder, and (iii) based upon this Lease or any document to which tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises. If any such taxes or assessments are levied against Landlord or Landlord's property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall, upon demand, reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and assessments resulting from such increase in assessed value.

(h)Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3, or (ii) computing or billing Tenant's Proportionate Share of excess Operating Costs shall not constitute a waiver of its right to require an increase in Rent, or in any way impair, the continuing obligations of Tenant under this Paragraph 3. Without limiting the generality of the foregoing, Landlord may at any time during the term hereof recalculate and correct the amount of Tenant's Proportionate Share of excess Operating Costs, and Tenant shall pay any amount due on demand by Landlord. In the event of any dispute as to any Rent due under this Paragraph 3, Tenant shall have the right after reasonable notice and at reasonable time to inspect Landlord's accounting records at the accounting office of Landlord's management company. If after such inspection, Tenant still disputes such additional rental, upon Tenant's written request therefor, a certification as to the proper amount of Operating Costs and the amount due to or payable by Tenant shall be made by Landlord's independent certified public accountant. Such certification shall be final and conclusive as to all parties. Tenant agrees to pay the cost of such certification and the investigation with respect thereto, and no adjustments in Tenant's favor shall be made unless it is determined that Landlord's original statement was in error in Landlord's favor by more than five percent (5%). Tenant waives the right to dispute any matter relating to the calculation of Operating Costs or other forms of Rent under this Paragraph 3 if any claim or dispute is not asserted by Tenant in writing to Landlord within one (1) year of delivery to Tenant of the original billing statement with respect thereto.

(i)Subject to the provisions of this Paragraph 3, the rights and obligations of Landlord and Tenant with respect to payments to be made hereunder in regard to excess Operating Costs incurred or allocable to periods prior to the expiration or sooner termination of this Lease shall survive such expiration or termination.

4.IMPROVEMENTS AND ALTERATIONS

(a)Landlord's sole construction obligation under this Lease is set forth in the Work Letter attached hereto as Exhibit "B".

(b)Tenant shall not make any alterations, additions or improvements to the Premises (collectively, "Alterations") without (i) the prior written consent of Landlord, and (ii) compliance with such nondiscriminatory requirements concerning such Alterations as may be imposed by Landlord from time to time. Without limiting the foregoing, Landlord may require, at a minimum, compliance with the requirements set forth in Exhibit "C" attached hereto. All Alterations shall be made by Tenant, at Tenant's sole cost and expense, and shall be diligently prosecuted to completion. The cost of any modifications of Project improvements outside or inside of the Premises required by any governmental agency as a condition or the result of Tenant's Alterations shall be borne by Tenant. Any contractor or person making such Alterations shall first be approved in writing by Landlord. Upon the expiration of earlier termination of this Lease, Landlord may elect to have Tenant either (i) surrender with the Premises any or all of Alterations as Landlord, Landlord shall determine (except trade fixtures not attached to the Premises), in which case, such Alterations shall become the property of Landlord, or (ii) promptly remove any or all of such Alterations designated by Landlord to be removed, in which case, Tenant shall repair and restore the Premises to its original condition as of the date of substantial completion of the Tenant Work, reasonable wear and tear excepted.

(c)Tenant shall keep the Premises, the Building and the Project free from any and all liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord's costs and expenses, with interest thereon at the Default Rate (defined below). Such rights of Landlord shall be in addition to all other remedies provided herein or by law.

REPAIRS

(a)Landlord shall use commercially reasonable efforts to keep the Common Areas of the Building and the Project in a clean and neat condition. Subject to Subparagraph 5(b) below, Landlord shall make all necessary repairs, within a reasonable period following receipt of notice of the need therefor from Tenant, to the exterior walls, exterior doors and windows of the Building, and to public corridors and other public areas of the Project not constituting a portion of any tenant's premises and shall use commercially reasonable efforts to keep all Building standard equipment used by Tenant in common with other Tenants in good condition and repair, reasonable wear and tear excepted. Notwithstanding the foregoing, Tenant shall be solely responsible for the repair and maintenance of, and all damage to, the Building or the Project resulting from the design and operation of all improvements which are not Building Standard Installations (described in the Work Letter) in or serving the Premises installed at the request of Tenant (regardless of whether installed by Landlord, its agents or contractors or third-party contractors). Except as provided in Paragraph 9, there shall be no abatement of Rent, and Landlord shall not be liable for any injury to, or damage suffered by Tenant, including, without limitation, interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project. Tenant waives the right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code, and under all other similar laws, statutes or ordinances now or hereafter in effect.

(b)Tenant, at its expense, (i) shall keep the Premises and all fixtures contained therein in a safe, clean and neat condition, and (ii) shall bear the cost of maintenance and repair, by contractors selected by Landlord, of all facilities which do not constitute Base Building Work (defined in the Work Letter) located in the Premises, including, without limitation, lavatory, shower, toilet, wash basin and kitchen facilities, and heating and air-conditioning systems (including all plumbing connected to said facilities or systems installed by or on behalf of Tenant or existing in the Premises at the time of Landlord's delivery of the Premises to Tenant). Tenant shall make all repairs to the Premises not required to be made by Landlord under Subparagraph 5(a) above with replacements of any materials to be made by use of materials of equal or better quality. Tenant shall do all decorating, remodeling, alteration and painting required by Tenant during the term of this Lease. Tenant shall pay for the cost of any repairs to the Premises, the Building or the Project made necessary by any negligence or wilful misconduct of Tenant or any of its assignees, subtenants, employees or their respective agents, representatives, contractors, or other persons permitted in or invited to the Premises or the Project by Tenant.

(c)Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a safe, clean and neat condition; in the event that Tenant defaults with respect to this provision, in addition to any and all other remedies of Landlord, Landlord may use, apply ro retain all or any part of the Security Deposit with respect to such default. Tenant shall remove from the Premises all trade fixtures (which are not required to be surrendered with the Premises pursuant to the provisions of Subparagraph 4(b) hereof), furnishings and other personal property of Tenant, shall repair all damage caused by such removal, and shall restore the Premises to its original condition, reasonable wear and tear excepted. In addition to all other rights Landlord may have, in the event Tenant does not so remove any such fixtures, furnishings or personal property, Tenant shall be deemed to have abandoned the same, in which case, Landlord may store the same, at Tenant's sole cost and expense, appropriate the same for itself, and/or sell the same in its discretion.

USE OF PREMISES

(a)Tenant shall use the Premises only for the purposes set forth in Item 12 of the Basic Lease Provisions and shall not use the Premises or permit the Premises to be used for any other purpose.

(b)Tenant shall not at any time use or occupy the Premises, or permit any act or omission in or about the Premises in violation of any law, statute, ordinance or any governmental rule, regulation or order (collectively, "Law"), and Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is a violation of Law. If any Law shall, by reason of the natures of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with aspect to (i) modification, operation or other maintenance of the Premises, the Building or the Project, or (ii) the use, alteration or occupancy thereof, Tenant shall comply in full at its expense with such Use.

(c)Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for the Building or the Premises, and in the event that any department of the State of California or the city or county in which the Project is located shall at any time contend or declare that the Premises are used or occupied in violation of such certificate or certificates of occupancy, any Law or any recorded covenants, conditions and restrictions affecting the Project, Tenant shall, upon five (5) days' notice from Landlord or any such governmental agency, immediately discontinue such use of the Premises and otherwise immediately remedy such violation). The failure by Tenant to discontinue such use shall be considered a default under this Lease, and Landlord shall have the right to exercise any and all rights and remedies provided herein or by default under this Lease, and Landlord shall have the right to exercise any and all rights and remedies provided herein or by Law. The statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business will continue to be lawful or permissible under any certificate or occupancy issued for the Building or the Premises, or otherwise permitted by Law.

(d)Tenant shall not do or permit to be done anything which may invalidate or increase the cost of any All Risk, property damage, liability or other insurance policy covering the Building, the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant's failure to comply with the provisions of this Paragraph 6.

(e)Tenant shall not in any way interfere with the rights or quiet enjoyment of other tenants or occupants of the Premises, the Building or the Project. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in , on or about the Premises, the Building or the Project. Tenant shall not place a load upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's sole cost and expense, in locations and in settings sufficient in Landlord's reasonable judgement to absorb and prevent vibration, noise and annoyance. Tenant shall not commit or suffer to be committed any waste in, on, upon or about the Premises, the Building or the Project.

(f)As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or wast which is or becomes regulated by any local governmental authority, the State of California or the United States Government, including, without limitation, (i) any material or substance which is defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," 'hazardous substance" or "hazardous material" under any federal, state, or local law, statute, ordinance or any governmental rule, regulation or order governing or in any way relating to the release, use, generation, handling, leakage, dumping, discharge or disposal of any of the above (collectively, "Hazardous Material Laws") (ii) petroleum or any petroleum derivative, (iii) any flammable explosive or radioactive material,
(iv) any polychlorinated biphenyl, and (v) asbestos or any asbestos containing material or derivative. Tenant hereby agrees that (i) Tenant and each of its Affiliated (defined below), assignees, subtenants, and their respective agents, servants, employees, representatives and contractors shall not bring onto the Premises or the Project any Hazardous Material (other than customary amounts of Hazardous Materials used for office supplies and cleaning materials brought into the Premises by Tenant in the normal course of its tenancy and in full compliance with all Hazardous Material Laws), (ii) Tenant shall immediately notify Landlord in writing in the event Tenant becomes aware of or suspects that there has been any release of any Hazardous Materials in, on or about the Premises or the Project, or that nay person has stored or otherwise brought onto the Project, or any portion thereof, any Hazardous Material (other than customary amounts of office supplies and cleaning materials). Tenant agrees to indemnity, defend (with counsel selected by Landlord), protect and hold Landlord and each of its Affiliates harmless from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgements, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses, consultant fees, and experts fees, together with all other costs and expenses of any kind or nature that arise during or after the term of this Lease directly or indirectly from or in connection with the presence, handling, storage, release or discharge of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the premises or the Project, or any portion thereof, generated, released, discharged or otherwise brought onto, under or about the Project by Tenant or any Affiliate thereof. Each of the covenants and agreements of Tenant set forth in this Subparagraph 6(f) shall survive the expiration or earlier termination of this Lease.

UTILITIES AND SERVICES

(a)Provided that Tenant is not in default hereunder, Landlord shall furnish, or cause to be furnished to the Premises, the utility service and other services described in Exhibit "D" attached hereto, subject to the conditions and in accordance with the standards set forth therein and in this Lease.

(b)Tenant agrees to cooperate fully at all times with Landlord and to comply with all regulations and requirements which Landlord may from time to time prescribe for the use of the utilities and services described herein and in Exhibit "D". Landlord shall not be liable to Tenant for the failure of any other tenant, or its assignees, subtenants, employees, or their respective invitees, agents or other representatives to comply with such regulations and requirements.

(c)If Tenant requires utility service or other services in quantities greater than, at times other than or of a type or quality different than that generally furnished by Landlord pursuant to Exhibit "D", Tenant shall pay to Landlord, upon receipt of a written statement therefor, Landlord's charge for such additional or different utility service or services; provided, however, if, in Landlord's judgement, such excess or different service cannot be furnished unless additional risers, conduits, feeders, switchboards and/or other facilities are installed in the Building, or otherwise are not then being provided to other tenants in the Project (at the rate or level requested by Tenant), the provision of such additional or different services shall be subject to obligation to provide such additional or different utility or other services if (i) the same is not generally available in first-class office buildings in the area of the Project, (ii) in the case where additional risers, conduits, feeders, switchboards and/or other appurtenances would be required to be installed in the Building or Building systems, could create a dangerous or hazardous condition or disturb or interfere with the use, occupancy or quiet enjoyment of other tenants or otherwise adversely affect the income stream, security satisfaction to Landlord for performance of such obligation) of installation, use, maintenance, repair and removal of such facilities, or (c) Landlord determines in good faith that installation, operation, maintenance and/or cleaning services upon such terms and conditions as shall be reasonably determined by Landlord, including payment of Landlord's charge therefor. In the case of any additional utilities or services to be provided hereunder, Landlord may require a switch and metering system to be installed so as to measure the amount of such additional utilities or services. the cost of installation, maintenance and repair of such system shall be paid by Tenant upon demand.

(d)Landlord shall not be liable for, and Tenant shall not be entitled to, any damages, abatement or reduction of Rent, or other liability by reason of any failure to furnish any services or utilities described herein or in Exhibit "D" for any reason, including, without limitation ,when caused by accident, breakage, repairs, Alterations or other improvements to the Project, strikes, lockouts or other labor disturbances or labor disputes or any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or any other cause beyond Landlord's reasonable control Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers. No such failure, stoppage or interruption of any such utility or service shall be construed as an eviction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lease. In the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable efforts to attempt to restore all services promptly. No representation is made by Landlord with respect to the adequacy or fitness of the Building's ventilating, air-conditioning or other systems to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment of Tenant or for any other purpose.

(e)Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards (including, without limitation, those described in Exhibit "D") for utilities and services.

8.NONLIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE

(a)Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, its partners, officers, trustees, affiliates, directors, employees, contractors, agents and representatives (collectively, "Affiliates") for any injury or damage to any person or property occurring or incurred in connection with or in any way relating to the Premises, the Building or the Project from any cause, including, without limitation, by reason of the active or passive negligence of Landlord or its Affiliates. Without limiting the foregoing, neither Landlord nor any of its Affiliates shall be liable for and there shall be no abatement of Rent for (i) any damage to Tenant's property stored or entrusted to Affiliates of Landlord, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or
(iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the Project or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or the Project, or from any other cause whatsoever, (iv) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Project, or (v) any latent or other defect in the Premises, the Building or the Project. In addition and without limitation to the other provisions of Subparagraphs (a) and (b) of this Paragraph 8, Tenant agrees that in no case shall Landlord ever be responsible or liable on any theory for any injury to Tenant's business, loss of profits, loss of income or any other form of consequential damage. Tenant shall give prompt notice to Landlord in the event of (A) the occurrence of a fire or accident in the Premises or in the Building, or (B) the discovery of any defect therein or in the fixtures or equipment thereof.

(b)Tenant shall indemnify, defend (with legal counsel selected by Landlord ), protect and hold Landlord harmless from and against any and all claims, suits, judgements, losses, costs, obligations, damages, expenses, interest and liabilities, including, without limitation, reasonable attorneys' fees, for any injury or damage to any person or property whatsoever arising out of or in connection with this Lease, the Premises or Tenant's activities in the Project, including, without limitation, when such injury or damage has been caused in whole or in part by the act, negligence, fault or omission of Tenant, its agents, servants, contractors, employees, representatives, licensees or invitees, or by reason of the active or passive negligence of Landlord or its Affiliates. Without limiting the foregoing, Tenant shall reimburse Landlord for all expenses, damages and fines incurred or suffered by Landlord by reason of any breach, violation or non-performance by Tenant, its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture of other property, or by reason of carelessness, negligence or improper conduct of Tenant or its agents, employees or servants in the use or occupancy of the Premises. The provisions of this Subparagraph 8(b) shall survive the expiration or earlier termination of this Lease.

(c)Tenant hereby agrees to maintain in full force and effect at all times during the term of this Lease, at its sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers, qualified to do business in the State of California, with a financial class rating of not less than x and a policy holder rating of not less than A in the most recent Best's Key Rating Guide and otherwise acceptable to Landlord, which afford the following coverages:

(i)Comprehensive general liability insurance (or commercial general liability insurance) or such successor comparable form of coverage, including blanket contractual liability, broad form property damage, independent contractor's coverage, personal injury, completed operations, products liability, cross liability and severability of interest clauses, and fire damage, written on an "occurrence" basis with coverage of not less than Five Million Dollars ($5,000,000.00) combined single limit per occurrence for both bodily injury (including death) and property damage;

(ii)All Risk Insurance, including, without limitation, insurance covering loss or damage resulting or arising from sprinkler leakage, in an amount sufficient to cover the full cost of replacement of all improvements to the Premises (other than Building Standard Installations) and all of Tenant's fixtures and other personal property. The proceeds of such insurance shall be devoted exclusively to the replacement of the same unless this Lease shall cease and terminate pursuant to the provisions of Paragraph 9 hereof;

(iii)Loss of income insurance in such amounts as will cover Tenant for direct or indirect loss of earnings resulting from all risks or perils customarily insured against by commercially prudent tenants, as reasonably determined by Landlord; and

(iv)Workers' Compensation and Employer's Liability Insurance (as required by law).

(d)Tenant may, with the prior written consent of Landlord, elect to have reasonable deductibles (not to exceed One Thousand Dollars ($1,000.00)) under the policy required pursuant to Subparagraph 8(c)(ii).

(e)Tenant shall deliver to Landlord at least thirty (30) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to expiration of each such policy, certificates of insurance evidencing the coverage required hereunder with limits not less than those specified above. Such policies of insurance shall be written as primary policies, not contributing with, and not in excess of coverage which Landlord may carry. The certificate of insurance with respect to the coverage described in Subparagraph 8(c)(i) above shall specifically reflect insurance of Tenant's obligations under Subparagraph 8(b) above. Such certificates shall name Landlord as an additional insured and shall expressly provide that the interest of the same therein shall not be affected by any breach by Tenant of any policy provision for which such certificates evidence coverage. Further, all certificates shall expressly provide that not less than thirty (30) days' prior written notice shall be given Landlord in the event of material alteration or to cancellation of the coverages evidenced by such certificates. If on account of the failure of Tenant to comply with the provisions of this Paragraph 8, Landlord is adjudged a co-insurer by its insurance carrier, then, in addition to all other remedies available to Landlord, any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

(f)Upon demand, Tenant shall provide Landlord, at Tenant's sole cost and expense, with such increased amount of existing insurance and such other insurance with such limits and Landlord may require and such other hazard insurance as the nature and condition of the Premises may require, in the opinion of Landlord, to afford Landlord adequate protection for such risks. However, in all cases such adjustments shall be based upon the requirements of an institutional lender of Landlord or otherwise reasonable and consistent with the requirements of other first-class office projects i the County of Orange.

(g)Landlord makes no representation that the insurance coverage specified to be carried by Tenant pursuant to this Paragraph 8 is adequate to protect Tenant against Tenant's undertaking under the terms of this Lease or otherwise, and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own cost and expense, such additional insurance as Tenant deems adequate.

(h)Notwithstanding any provision of this Paragraph 8 to the contrary, in the event that Landlord's insurance policies with respect to the Premises, the Building or the Project permit a waiver of subrogation, Landlord hereby waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of, the Premises, the Building or the project, from causes then included under standard fire and All Risk insurance policies with respect to the Premises permit a waiver of damage or destruction. In the event that Tenant's insurance policies with respect to the Premises permit a waiver of subrogation, Tenant waives any and all rights of recovery against Landlord for or arising out of damage to, or destruction of, any property of Tenant, from causes then included under standard fire and All Risk insurance policies or endorsements. Tenant represents that its present insurance policies now in force permit such waiver. If at any time during the term of this Lease (i) either party shall give less than five (5) days' prior written notice to the other party certifying that any insurance carrier which has issued any such policy shall refuse to consent to the aforesaid waiver of subrogation, or (ii) such insurance carrier shall consent to such waiver only upon the payment of an additional premium (and such additional premium is not paid by the other party hereto), or (iii) such insurance carrier shall revoke a consent previously given or shall cancel or threaten to cancel any policy previously issued and then in force and effect, because of such waiver of subrogation, then, in any of such events, the waiver of subrogation contained herein shall thereupon be of no further force or effect as to the loss, damage or destruction covered by such policy. If, however, at any time thereafter, a consent to such waiver of subrogation shall be obtained without an additional premium from any existing or substitute insurance carrier, the waiver hereinabove provided for shall again become effective.

(i)Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Premises, the Building or the Project. Of any of Landlord's insurance policies shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises, or any part thereof, by Tenant or any assignee, subtenant, licensee or invitee of Tenant, and if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, or threatened reduction of coverage, within forty-eight (48) hours after notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable, or elects not to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant.

(j)Tenant shall not do or permit to be done any act or things upon or about the Premises of the Building, which will (i) result in the assertion of any defense by the insurer to any claim under, (ii) invalidate, or (iii) be in conflict with, the insurance policies of Landlord or Tenant covering the Building, the Premises or fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon or about the Premises or the Building which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property, provided that nothing in this Subparagraph 8(j) shall prevent Tenant's use of the Premises for the purposes stated in Paragraph 6 hereof.

(k)If, as a result of any act or omission by or on the part of Tenant or violation of this Lease, whether or not Landlord has consented to the same, the rate of "All Risk" or other type of insurance maintained by Landlord on the Building and fixtures and property therein, shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord's fire insurance premiums so caused, such reimbursement to be Additional Rent payable within five (5) days after demand therefor by Landlord. If, due to abandonment of, or failure to occupy the demised premises by Tenant, any such insurance shall be canceled by the insurance carrier, then Tenant hereby indemnities Landlord against liability which would have been covered by such insurance. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Building or the Premises issued by the body making fire insurance rates or established by insurance carrier providing coverage for the Building or demised premises shall be presumptive evidence of the facts stated therein, including the items and charges taken into consideration in fixing the "All Risk" insurance rate then applicable to the Building or the Premises.

9.FIRE OR CASUALTY

(a)Subject to the provisions of this Paragraph 9, in the event the Premises, or access thereto, is wholly or partially destroyed by fire or other casualty, Landlord shall (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) rebuild, repair or restore the Premises and access thereto to substantially the same condition as existing immediately prior to such destruction, and this Lease shall continue in full force and effect. Notwithstanding the foregoing, (i) Landlord's obligation to rebuild, repair or restore the Premises shall not apply to any personal property, tenant improvements or other items installed or contained in the Premises which are not Building Standard Installations, and (ii) Landlord shall have no obligation whatsoever to rebuild, repair or restore the Premises with respect to any damage or destruction occurring during the last twelve
(12) months of the term of this Lease or the Extended Term.

(b)Landlord may elect to terminate this Lease in any of the following cases of damage or destruction to the Premises, the Building or the Project: (i) where the cost of rebuilding, repairing and restoring the Building or the Project (collectively, "Restoration"), would, regardless of the lack of damage to the Premises or access thereto, in the opinion of Landlord, exceed twenty percent (20%) of the then-replacement cost of the Building; (ii) where, in the case of any damage or destruction to any portion of the Building or the Project by uninsured casualty, the cost of Restoration of the Building or the destruction to any portion of the Building or the Project by uninsured casualty, the cost of Restoration of the Building or the Project, in the opinion of Landlord, exceeds Five Hundred Thousand Dollars ($500,000.00); or (iii) where, in the case of any damage or destruction to the Premises or access thereto by uninsured casualty, the cost of Restoration of the Premises or access thereto, in the opinion of Landlord, exceeds twenty percent (20%) of the replacement cost of the Premises. Any such termination shall be made by thirty (30) days' prior written notice to Tenant given within sixty (60) days of the date of such damage or destruction. If this Lease is not terminated by Landlord and as the result of any damage or destruction, the Premises, or a portion thereof, are rendered untenantable, and the Basic Annual Rent shall abate rateably during the period of Restoration (based upon the extent to which such damage and Restoration materially interfere with Tenant's business in the Premises) unless such damage or destruction shall have resulted from the fault or neglect of Tenant, its agents, servants, contractors, representatives, employees, licensees or invitees. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, the Building or the Project. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any successor or other law of like import.

10.EMINENT DOMAIN

In the event the whole of the Premises, the Building or the Project shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a "Taking"), this Lease shall automatically terminate as of the date of such Taking. In the event of a Taking of such portion of the Project, the Building or the Premises as shall, in the opinion of Landlord, substantially interfere with Landlord's operation thereof, Landlord may terminate this Lease upon thirty (30) days' written notice to tenant given at any time within sixty (60) days following the date of such Taking. For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking. in the event that a portion of the Premises is so taken and this Lease in not terminated, Landlord shall, with reasonable diligence, proceed to restore (to the extent permitted by Law and covenants, conditions and restrictions than applicable to the Project) the Premises (other than Tenant's personal property and fixtures, and tenant improvements not constituting Building Standard Installations) to a complete, functioning unit. In such case, the Basic Annual Rent shall be reduced proportionately based on the portion of the Premises so taken. If all or any portion of the Premises is the subject of a temporary Taking, this Lease shall remain in full force and effect, and Tenant shall continue to perform each of its obligations under this Lease; in such case, Tenant shall be entitled to receive the entire award allocable to the temporary Taking of the Premises. Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant. Nothing contained in this Paragraph 10 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the Taking of personal property or fixtures of Tenant or for relocation or business interruption expenses recoverable by Tenant from the condemning authority. This Paragraph 10 shall be Tenant's sole and exclusive remedy in the event of a Taking. Each party hereby waives the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.

11.ASSIGNMENT AND SUBLETTING

(a)Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage, hypothecate or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license in or suffer any person other than Tenant or its employees to use or occupy the Premises, or any part thereof, without obtaining the prior written consent of Landlord, which consent shall, subject to Subparagraphs 11(d), (e), (f), and (g) below, not be unreasonably withheld. Any such attempted assignment, subletting, license, mortgage, hypothecation, other encumbrance or other use or occupancy without the consent of Landlord shall be null and void and of no effect. For purposes of application of Subparagraphs 11(b), (c), (d), (e), (f) and (g) below, any mortgage, hypothecation or encumbrance of all or any portion of Tenant's interest in this Lease or in the Premises and any grant of a license or sufferance of any person other than Tenant or its employees to use or occupy the Premise, or any part thereof, shall be deemed to be an "assignment" of this Lease. In addition, as used in this Paragraph 11, the term "Tenant" shall also mean any entity that has guaranteed Tenant's obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor.

(b)No permitted assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one (1) subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment.

(c)If Tenant desires at any time to assign this Lease or to sublet the Premises, or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name of the proposed assignee or subtenant; (ii) the nature of the proposed assignee's or subtenant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed assignment or sublease, which shall be expressly subject to the provisions of this Lease; (iv) in the case of a sublease, the portion of the Premises proposed to be sublet; and (v) such financial and other information as Landlord may reasonably request concerning the proposed assignee or subtenant.

(d)At any time within thirty (30) days after Landlord's receipt of the information specified in Subparagraph 11(c) above, Landlord may, by written notice to Tenant, elect (i) to sublease from Tenant the Premises or the portion thereof so proposed to be subleased by Tenant, or to take an assignment of Tenant's leasehold estate hereunder, or such part thereof as shall be specified in said notice, upon the same terms as those offered to the proposed subtenant or assignee, as the case may be, except that the Rent payable by Landlord in the case of a sublease to Landlord shall be the same Rent per square foot as is payable by Tenant hereunder for the same period; or
(ii) to terminate this Lease as to the portion of the Premises so proposed to be subleased or assigned (which may include all of the Premises), with a proportionate abatement in the Rent payable hereunder. In the case where Landlord elects to sublease space, receive an assignment from Tenant or terminate all or any portion of this Lease pursuant to this Subparagraph 11(d), Landlord may thereafter release the space affected to Tenant's proposed assignee or subtenant, without liability to Tenant. If Landlord does not exercise any option set forth in this Subparagraph 11(d) within said thirty
(30) day period, Tenant may, within ninety (90) days thereafter, into a valid assignment or sublease of the Premises, or portion thereof, upon the terms and conditions set forth in the information furnished by Tenant to Landlord pursuant to Subparagraph 11(c) above, subject, however, in each instance, to
(i) Landlord's consent under Subparagraph 11(a) above, and (ii) Landlord's receipt of a fully executed counterpart of such assignment or sublease. If Landlord elects to exercise its option to sublet or receive an assignment from Tenant (or terminate this Lease) as to any portion of the Premises, (i) Landlord and its subtenants shall have the right to use in common with Tenant all lavatories, corridors and lobbies within the Premises, the use of which is reasonably required for the use of such sublet, assigned or terminated space, and (ii) Tenant shall have no right of set off or right to assert a default hereunder by reason of a default by Landlord under such sublease.

(e)Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease if (i) the use to be made of the Premises by the proposed assignee or subtenant is (A) not generally consistent with the character and nature of other tenants in the Building or the Project or would result in a heavier burden (in comparison to that resulting from tenant's use of such portion of the Premises) of the Building, the project, the systems, the structures or the Common Areas thereof, (B) in conflict with any "exclusive" or similar use or signage rights of another Project tenant, or (C) prohibited by any provision of this Lease, including, without limitation, the rules and regulations then in effect; (ii) the character, moral stability, reputation or financial responsibility of the proposed assignee or subtenant are not reasonably satisfactory to Landlord;
(iii) in the case of a proposed mortgage, hypothecation or other encumbrance of Tenant's leasehold estate, (A) the proposed assignee or subtenant requests relief from any provision of this Paragraph 11 or this Lease, including, without limitation, those provisions requiring assumption of this Lease by each assignee or subtenant and continuous occupancy of the Premises, (B) the proposed mortgage, hypothecation or encumbrance is of less than the entire leasehold estate, or (C) the proposed assignee or subtenant cannot reasonably demonstrate to Landlord that such mortgage, hypothecation or encumbrance will not impair or adversely affect any of Landlord's rights hereunder; (iv) in the case of a sublease, (A) the portion of the Premises proposed to be sublet is not a single, self-contained unit of space with access to restrooms and exits in conformance with applicable Law or otherwise cannot be the subject of a valid certificate of occupancy, or (B) the proposed transaction is a sublease of a sublease hold interest; or (v) the proposed assignee or subtenant is an existing tenant or subtenant in the Project.

(f)The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not constitute a merger, and shall, at the option of Landlord, either terminate all or any existing subleases or subtenancies or shall operate as an assignment to Landlord of such subleases or subtenancies.
If Tenants a corporation which is not the issuer of any security registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, or is an unincorporated association, trust or partnership in excess of twenty-five percent (25%) in the aggregate during the term hereof of the total stock or interest in such corporation, association, trust or partnership, the transfer, assignment within the meaning of this Paragraph 11; provided, however, that Landlord shall not withhold its consent and the provisions of Subparagraphs (d) and (g) of this Paragraph 11 shall not apply to transactions described in the foregoing sentence with a corporation (i) into or with which Tenant is merged or consolidated, (ii) to which substantially all of Tenant's assets are transferred, or (iii) that controls, is controlled by or is under common control with Tenant so long as in each such case, (A) the successor of Tenant has a net worth, calculated in accordance with generally-accepted accounting principles (and evidenced by financial statements inform reasonably satisfactory to Landlord) equal to the greater of the net worth of Tenant immediately prior to such transaction or the net worth of the original Tenant hereunder as of the date of this Lease, (B) all provisions of this Paragraph
11, other than Subparagraphs (d), (g) and the consent requirements of Subparagraph (a), shall apply to such transactions, and (C) Tenant shall present proof reasonably satisfactory to Landlord that the parties to the transaction were not attempting to avoid the application of Subparagraphs (d) and (g) of this Paragraph 11. If Tenant consists of more than one (1) person, a purported transfer, assignment, mortgage, hypothecation or other encumbrance, voluntary, involuntary or by operation of law, by any one of the persons executing this Lease of all or part of such person's interest to this Lease shall be deemed an assignment within the meaning of this Paragraph 11. Each assignee, sublessee, licensee, mortgagee or other transferee, other than Landlord, shall assume in a writing satisfactory to Landlord, all obligations of Tenant under this Lease and shall be jointly and severally liable for the performance of all of the provisions hereof. Notwithstanding the foregoing and without prejudice to Landlord's right to require a written assumption from each assignee, any person or entity to whom this Lease is assigned, including, without limitation, assignees pursuant tot the provisions of the Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), shall automatically be deemed to have assumed all obligations of Tenant arising under this Lease. Tenant agrees to reimburse Landlord for Landlord's reasonable costs and attorney's fees incurred in connection with the processing, investigation and documentation of any requested assignment or sublease subject to this Paragraph 11.

(g)If Landlord shall give its consent to any assignment of this Lease or to any sublease of all or any portion of the Premises, Tenant shall pay to Landlord as Additional Rent hereunder:

(i)In the case of an assignment, and amount equal to all sums and other consideration paid to the assignor Tenant by the same assignee for, or by reason of, such assignment, bud deducting from such sums and consideration, all brokerage commissions actually paid to independent brokers in connection with such transaction and pay tenant improvement allowance granted to the assignee to the extent actually devoted exclusively to the installation of leasehold improvements in the Premises (such commissions and allowance being referred to herein as "Transaction Inducements"); and

(ii)In the case of a sublease, all sums, rents, additional charges, key money and other consideration payable under the sublease by the subtenant to Tenant in excess of Rent accruing during the term of the sublease with respect to the subleased portion of the Premises (at the rate per square foot of Rentable Area payable by Tenant). Tenant shall be entitled to deduct all Transaction Inducements related to such sublease, provided the same are amortized over the entire term of the sublease.

The obligation to make the payments described in this Subparagraph 11(g) shall be a joint and several obligation of the Tenant and the assignee or subleasee, as the case may be. The amounts payable under Subparagraph 11(g)(i) shall be paid to Landlord on the effective date of the assignment, as a condition of the effectiveness of Landlord's consent. The amounts payable under Subparagraph 11(g)(ii) shall be paid to Landlord as and when payable by the sublessee to Tenant. Within fifteen (15) days after written request therefor by Landlord, Tenant shall furnish evidence to Landlord of the Amount of consideration received or expected to be received from such assignment or sublease.

(h)Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant's estate within the meaning of the Bankruptcy Code. All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

12.DEFAULT

(a)The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant (a "Tenant Default"):

(i)Any failure by Tenant to pay any installment of Basic Annual Rent or to make any other payment required to be made by Tenant hereunder when due, where such failure continues for five (5) days after delivery of written notice of such failure by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq., of the California Code of Civil Procedure;

(ii)The abandonment or vacation of the Premises by Tenant;

(iii)Any failure by Tenant to execute and deliver any statement described in Paragraph 16 requested by Landlord, where such failure continues for five (5) days after delivery of written notice of such failure by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Sections 1161 et seq., of the California Code of Civil Procedure;

(iv)Any failure by Tenant to observe and perform any other provision of this Lease, including, without limitation, any provision of the Exhibits attached hereto, as they may exist from time to time, to be observed or performed by Tenant, where such failure continues for thirty (30) days (except where a different period of time is specified in this Lease, in which case, such different time period shall apply) after delivery of written notice of such failure by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Sections 1161 et seq., of the California Code of Civil Procedures. If the nature of such default is such that the same cannot reasonably be cured within such thirty
(30) day period, Tenant shall not be deemed to be in default if Tenant shall, within ten (10) days of receipt of such notice, both deliver to Landlord its written agreement to cure such default and commence such cure, and thereafter diligently prosecute such cure to completion;

(v)The making or furnishing by Tenant of any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement to which Tenant and Landlord are parties, which is false or misleading in any material respect when made or furnished;

(vi)Any transfer of a substantial portion of the assets of Tenant, or any occurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenant's business or in good faith or fair equivalent consideration, or with Landlord's consent;

(vii)Any instance whereby Tenant or any general partner of Tenant shall cease doing business as a going concern, make an assignment for the benefit of creditors, generally not pay its debts as they become due or admit in writing its inability to pay its debts as they become due, file a petition commencing a voluntary case under any chapter of the Bankruptcy Code, be adjudicated an insolvent, file a petition seeking for itself any reorganization, composition, readjustment, liquidation, dissolution or similar arrangement under the Bankruptcy Code or any other present or future similar statute, law, rule or regulation, or file an answer admitting the material allegations of a petition filed against it in any such proceeding, consent to the filing of such a petition or acquiesce in the appointment of a trustee, receiver, custodian or other similar official for it or of all or any substantial part of its assets or properties, or take any action looking to its dissolution or liquidation;

(viii)Any instance whereby a case, proceeding or other action shall be instituted against Tenant or any general partner of Tenant seeking the entry of an order for relief against Tenant or any general partner thereof as debtor, to adjudicate Tenant or any general partner thereof as a bankrupt or insolvent, or seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief against Tenant or any general partner thereof under the Bankruptcy Code or any other present or future similar statute, law, rule or regulation, which case, proceeding or other action either results in such entry, adjudication or issuance or entry of any other order or judgement having a similar effect, or remains undismissed for sixty (60) days, or within sixty (60) days after the appointment (without Tenant's or such general partner's consent) of any trustee, receiver, custodian or other similar official for it or such general partner, or for all or any substantial part of its or such general partner's assets and properties, such appointment shall not be vacated;

(ix)The appointment of a receiver, trustee or custodian to take possession of all or any substantial portion of the assets of Tenant, or the formation of any committee of Tenant's creditors, or any class thereof, for the purpose of monitoring or investigating the financial affairs of Tenant or enforcing such creditor's rights; or

(x)The default of any guarantor of Tenant's obligations hereunder under any guaranty of this Lease, the attempted repudiation or revocation of any such guaranty or the participation by any such guarantor in any other event described in this Subparagraph 12(a) (as if this Subparagraph 12(a) referred to such guarantor in place of Tenant).

(b)In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of tenant hereunder by giving written notice of such termination. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(i)The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(ii)The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such ental loss that Tenant proves reasonable could be avoided;

(iii)The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves reasonably could have been avoided;

(iv)Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom; and

(v)At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California Law.

(c)As used in Subparagraphs 12(b)(i) and 12(b)(ii) above, the "worth at the time of award" is computed by allowing interest at the Default Rate specified in Subparagraph 12(j) below. As used in Subparagraph 12(b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(d)In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the premises; such property may be removed and stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant.

(e)In the event of the vacation or abandonment of the premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Subparagraph 12(d) or shall take possession of the Premises pursuant to legal proceedings, or pursuant to any notice provided by Law, then if Landlord does not elect to terminate this Lease as provided in this Paragraph 12, Landlord may from time to time, without terminating this Lease, either recover all rentals as they become due or relet the Premises, or any part thereof, for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole and absolute discretion, may deem advisable, with the right to make alterations and repairs to the Premises.

(f)In the event that Landlord shall elect to relet, then rentals received by Landlord from such reletting shall be applied: first, to the payments of any indebtedness (other than Rent) due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting (including brokerage commissions); third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Should reletting, during any month to which such Rent is applied, result in the actual payment of rentals at less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(g)No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 12 shall be construed as an election to terminate this Lease unless a written notice of such election shall be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord, Landlord, may at any time after such reletting, elect to terminate this Lease for any such default. Upon the occurrence of a default by Tenant under Subparagraph 12(a), if the Premises, or any portion thereof, are sublet, Landlord in addition and without prejudice to any other remedies herein provided or provided by Law, may, at its option, collect directly from the sublessee all rentals becoming due to the Tenant and apply such rentals against other sums due hereunder to Landlord.

(h)In addition and without prejudice to any other right or remedy of Landlord, if Tenant shall be in default under this Lease, Landlord may cure the same at the cost and expense of Tenant (i) immediately and without notice in the case
(A) of emergency, (B) where such default unreasonably interferes with any other tenant in the Project, or (C) where such default will result in the violation of Law or the cancellation of any insurance policy maintained by Landlord, and (ii) in any other case if such default continues for ten (10) days from the receipt by Tenant of notice of such default from Landlord. All costs incurred by Landlord in curing such default(s), including, without limitation, attorneys' fees, shall be reimbursable by Tenant as additional Rent hereunder upon demand, together with interest thereon, from the date such costs were incurred by Landlord, at the rate specified in Subparagraph 12(i) below.

(i)The performance by Landlord of any agreement, concession or grant for "free rent," Rent abatement, a "credit fund" to be applied against Rent otherwise payable hereunder or any grant or payment by Landlord to or for the benefit of Tenant of any cash or other bonus, allowance or other payment or inducement or any assumption of obligations by Landlord to or for the benefit of Tenant given or granted to or for the benefit of Tenant as consideration for execution and delivery of this Lease by Tenant (all such agreements, concessions, grants, payments and assumptions are collectively referred to herein as "Tenant Inducements") shall be continuously conditional upon Tenant's full and complete performance of its obligations under this Lease, as this Lease may be amended or extended. Effective immediately upon the occurrence of a Tenant Default (A) any provision of this Lease provision of this Lease providing for performance of a Tenant Inducement shall be automatically deemed terminated and of no further force or effect and (B) any Tenant Inducement previously granted, issued, paid or given to or for the benefit of Tenant shall be immediately due and payable by Tenant to Landlord as Rent hereunder.

(j)Tenant acknowledges and agrees that any late payment by Tenant of Rent or any other amount payable by Tenant hereunder will result in damage to Landlord, the exact amount of which will be extremely difficult to ascertain. Such damage includes, without limitation, administrative expenses, accounting and processing costs and late charges which may be payable by Landlord on mortgage financing or other obligations of Landlord relating to the property. As a result, Landlord and Tenant agree that in the event Tenant is more than ten (10) days late in paying any amount of Rent or any other payment due under this Lease, then without the need for any further notice to Tenant, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent amount. Landlord and Tenant agree that such late charge is a fair and reasonable estimate of the damage Landlord will incur by reason of such delinquent payment. Following the occurrence of three (3) instances of payment of Rent more than ten (10) days late in any twelve (12) month period, Landlord may, without prejudice to any other rights or remedies available to it, upon written notice to Tenant, (i) require that all remaining monthly installments of Rent shall be payable three (3) months in advance; and in addition or in the alternative at Landlord's election, (ii) require that Tenant increase the amount of the Security Deposit (if any) by an amount equal to one (1) month's Rent. In addition, any amount due from Tenant to Landlord hereunder which is not paid within thirty (30) days of the date due shall bear interest at an annual rate (the "Default Rate") equal to four percent (4%) in excess of the discount rate being charged by the Federal Reserve Bank of San Francisco on advances to member banks pursuant to Sections 13 and 13(a) of the Federal Reserve Act, as amended, as of the twenty-fifth (25th) day of the month preceding the date hereof (or such lesser amount as shall be the maximum rate then permitted by applicable use). The payment of such interest by Tenant shall not constitute a waiver of any default by Tenant hereunder.

(k)Tenant hereby waives for Tenant and for all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgement of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease. Notwithstanding any provision of this Lease to the contrary, the expiration or termination of this Lease and/or the termination of Tenant's rights to possession of the Premises shall not discharge, relieve or release Tenant from any obligation or liability whatsoever under any indemnity provision of this Lease, including, without limitation, the provisions of Paragraphs 6 and 8 hereof.

13.ACCESS; CONSTRUCTION

Landlord reserves the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises, together with the right to install, use, maintain, repair, replace and relocate equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring through the Premises, which serve other portions of the Building or the Project in a manner and in locations which do not unreasonably interfere with Tenant's use of the Premises. In addition, Landlord shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms, telephone rooms and electrical closets. Tenant agrees that there shall be no construction of partitions or other obstructions which interfere with or which threaten to interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations. Landlord reserves and shall at any time and all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, lenders or tenants, to post notices of nonresponsibility, to alter, improve, restore, rebuild or repair the Premises, or any other portion of the Building, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise. For such purposes, Landlord may also erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord shall conduct all such inspections and/or any injury or inconvenience to or interference with the business of Tenant. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant's vaults and safes, access to which shall be provided by Tenant upon Landlord's reasonable request). Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises, or any portion thereof. Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises, or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.

14.BANKRUPTCY

(a)If at any time on or before the Commencement Date there shall be filed by or against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated, and in such an event, neither Tenant nor any person claiming through or under Tenant or by virtue of any applicable law or by an or der of any court, tribunal, administrative agency or any other forum having jurisdiction, shall be entitled to possession of the premises, and Landlord, in addition to the other rights and remedies given by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

(b)If, after the Commencement Date, or if at any time during the term of this Lease, there shall be filed against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant's property, and the same is not dismissed after sixty (60) calendar days, or if Tenant makes an assignment for the benefit of creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated, and in such event, neither Tenant nor any person claiming through or under tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies granted by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

(c)In the event of the occurrence of any of those events in this Paragraph 14, if the Landlord shall not choose to exercise, or by applicable law shall not be able to exercise, its rights hereunder to terminate this Lease upon the occurrence of such events, then, in addition to any other rights of Landlord hereunder or by virtue of applicable law, (i) Landlord shall not be obligated to provide Tenant with any of the utilities or services specified in Paragraph 7, unless Landlord has received compensation required with respect to such services shall control, and (ii) neither Tenant, as debtor-in-possession, nor any trustee or other person (hereinafter collectively referred to as the "Assuming Tenant") shall be entitled to assume this Lease unless on or before the date of such assumption, the Assuming Tenant (A) cures, or provides adequate assurance that the latter will promptly cure, any existing default under this Lease, (B) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate Landlord for any pecuniary loss (including, without limitation, attorneys' fees and disbursements) resulting from such default, and (C) provides adequate assurance of future performance under this Lease, it being covenanted and agreed by the parties that, for such purposes, any cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by bonding, and (ii) "adequate assurance" of future performance shall be effected by the establishment of an escrow fund for the amount at issue or by bonding.

15.SUBSTITUTION OF PREMISES

Subject to the conditions specified in this Paragraph 15, Landlord reserves the right without Tenant's consent, on thirty (30) days' written notice to Tenant, to substitute other premises within the Building for the Premises. In each such case, the substituted premises (a) shall contain at least the same Rentable Area as the Premises, (b) shall contain comparable tenant improvements, and (c) shall be made available to Tenant at the then-current rental rate for such space, which in no event shall exceed the Rent specified herein. Landlord shall pay all reasonable moving expenses of Tenant incidental to such substitution of premises.

16.SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

(a)Tenant agrees that this Lease and the rights of Tenant hereunder shall be subjected and subordinate to any and all deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, "Security Documents") which now or hereafter constitute a lien upon or affect the Project; the Building or the Premises. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, Landlord shall have he right to subordinate or cause to be subordinated any such Security Documents to this Lease, and in such case, in the event of the termination or transfer of Landlord's estate or interest in the Project by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Furthermore, Tenant shall within five (5) days of demand therefor execute any instruments or other documents which may be required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within five (5) days of demand therefor a subordination of lease or subordination of deed of trust, in the form required by the holder of the Security Document requesting the document; the failure to do so by Tenant within such time period shall be a material default hereunder. Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact of Tenant to execute and deliver all such subordination instruments in the event that Tenant fails to execute and deliver said instruments within five (5) days after notice from Landlord requesting execution and delivery thereof. Notwithstanding any provision of this Lease to the contrary, the subordination of this Lease (and Tenant's duty hereunder to execute any documents evidencing such subordination) shall be subject to the holder of such Security Document agreeing pursuant to such holder's standard form for such purpose or otherwise pursuant to any other form in common use by institutional lenders) that Tenant's possession and this Lease shall not be disturbed by such holder so long as no default hereunder shall occur, and Tenant shall attorn to the record owner of the Project.

(b)If any proceeding is brought for default under any ground or master lease to which this Lease is subject or in the event of foreclosure or the exercise of the power of sale under any mortgage, deed of trust or other Security Document made by Landlord covering the Premises, at the election of such ground lessor, master lessor or purchaser at foreclosure, Tenant shall attorn to and recognize the same as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired term of this Lease then remaining); provided, however, in no case shall such ground lessor, master lessor or purchaser (i) be liable or responsible for any acts or omissions of any predecessor owner or with respect to events prior to its ownership, (ii) be subject to any offsets or defenses Tenant may have against any predecessor (iii) be bound by prepayment of more than one (1) month's rent.

(c)Tenant shall, upon not less than five (5) days' prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by Landlord or any current or prospective purchaser, holder of any Security Document, ground lessor or master lessor, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Basic Annual Rent, Rent and other charges hereunder have been paid, if any, and (iii) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. The form of the statement attached hereto as Exhibit "F" is hereby approved by Tenant for use pursuant to this Subparagraph 16(c); however, at Landlord's option, Landlord shall have the right to use other forms for such purpose. Tenant's failure to execute and deliver such statement within such time shall, at the option of Landlord, constitute a material default under this Lease and, in any event, shall be conclusive upon tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. In addition, Landlord is hereby irrevocable appointed and authorized as agent and attorney-in-fact of Tenant to execute and deliver such statement in the event that Tenant fails to execute and deliver such statement within five (5) days after notice from Landlord requesting execution and delivery thereof.
Any statement delivered pursuant to this Paragraph 16 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Building or the Project.
(d)In addition, and not in lieu of the foregoing, as a condition of Landlord's obligation to deliver the Premises to Tenant hereunder, on or before the date that Tenant takes possession or commences use of the Premises for any business purpose (including moving in), Tenant shall execute and deliver to Landlord a certificate substantially in the form of Exhibit "G" attached hereto, indicating thereon any exceptions thereto which Tenant claims to exist at that time.

17.SALE BY LANDLORD; NONRECOURSE LIABILITY

(a)In the event of a sale or conveyance by Landlord of the Building or the Project, Landlord shall be released from any and all liability under this Lease. If the Security Deposit has been made by Tenant prior to such sale or conveyance, Landlord may transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof pursuant to the provisions of
Section 1950.7 of the California Civil Code, Landlord shall be discharged from any further liability in reference thereto.

(b)Landlord and each of its officers, directors, Affiliates, shareholders and constituent shareholders shall in no event or at any time be personally liable for the payment or performance of any obligation required or permitted of the Landlord under this Lease or under any document executed in connection herewith. In the event of any actual or alleged failure, breach or default by Landlord under this Lease or any such document, the sole recourse of Tenant shall be against the interest of Landlord in the Project. No attachment, execution, writ or other process shall be sought or obtained, and no judicial proceeding shall be initiated by or on behalf of Tenant, against Landlord (or any of Landlord's officers, directors, Affiliates or constituent partners or shareholders) personally or Landlord's assets (other than Landlord's interest in the Project) as a result of any such failure, breach or default.

(c)Landlord shall not be in default of any obligation or Landlord hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice of such failure from Tenant, provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant's sole remedy for breach of this Lease by Landlord shall be an action for damages, injunction or specific performance; Tenant shall have no right to terminate this Lease on account of any breach or default by Landlord. Notwithstanding any provision of this Lease, all liability of Landlord under this Lease or otherwise with respect to any acts or omissions of Landlord or events which occur during the term of this Lease and which in any way relate to Tenant's tenancy hereunder or occupancy of the Premises shall terminate two
(2) years following the expiration or sooner termination of this Lease other than as to those claims, if any, asserted in reasonable detail in a writing delivered by Tenant to Landlord prior to the expiration of such tow (2) year period.

(d)As a condition to the effectiveness of any notice of default given by Tenant to Landlord, Tenant shall also concurrently give such notice under the provisions of Subparagraph 17(c) to each beneficiary under a deed of trust encumbering the Project of whom Tenant has received written notice (such notice to specify the address of the beneficiary). In the event Landlord shall fail to cure any breach or default within the time period specified in Subparagraph 17(c), then prior to the pursuit of any remedy therefor by Tenant, each such beneficiary shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonable be cured within such period, then each such beneficiary shall have such additional time as shall be necessary to cure such default, provided that within such thirty
(30) day period, such beneficiary has commenced and is diligently pursuing the remedies available to it which are necessary to cure such default (including, without limitation, as appropriate, commencement of foreclosure proceedings).

18.PARKING; COMMON FACILITIES

(a)Tenant shall have the right to the nonexclusive use of the number of parking spaces located in the parking facilities of the Project specified in
Item 13 of the Basic Lease Provisions for the parking of motor vehicles used by Tenant, its officers and employees only. Landlord reserves the right, at any time upon written notice to Tenant, to change the location of Tenant's parking spaces within the parking facility originally designated for such use, if any, as determined by Landlord in its reasonable discretion. The use of such spaces shall be subject to the rules and regulations adopted by Landlord from time to time for the use of such facilities. Landlord further reserves the right to make such changes to the parking system as Landlord may deem necessary or reasonable from time to time (i.e., Landlord may provide for one or a combination of parking systems, including, without limitation, self-parking, single- or double-stall parking spaces, and valet assist parking). Tenant shall pay such amounts as may be charges by Landlord to Tenant for such right of use from time to time, regardless of the degree of use. Tenant agrees that Tenant, its officers and employees shall not be entitled to park in any reserved or specially assigned areas designated by Landlord from time to time in the Project's parking facilities. Landlord may require execution of an agreement with respect to the use of such parking facilities by Tenant and/or its offices and employees in form satisfactory to Landlord as a condition of any such use by Tenant, its officers and employees shall not be entitled to park in any reserved or specially assigned areas designated by Landlord from time to time in the Project's parking facilities. Landlord may require execution of an agreement with respect to the use of such parking facilities by Tenant and/or its officers and employees in form satisfactory to Landlord as a condition of any such use by Tenant hereunder. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's offices, employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Paragraph 18, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable, upon demand by Landlord.

(b)Subject to Subparagraphs 18(a) and 18(c) hereof and the remaining provisions of this Lease, Tenant shall have the nonexclusive right, in common with others, to the use of the garage and such entrances, lobbies, restrooms, elevators, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and the Project as are designated from time to time by Landlord for the general nonexclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, agents, representatives, licensees and invitees ("Common Areas"). The use of such Common Areas shall be subject to the rules and regulations contained herein and the provisions of any covenants, conditions and restrictions affecting the Project. Landlord reserves the right to make such changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Building, the Project (including the Premises) and the Common Areas as Landlord may deem necessary or desirable, including, without limitation, constructing new buildings and making changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading areas, landscaped areas and walkways; provided, however, that there shall be no unreasonable permanent obstruction of access to or use of the Premises resulting therefrom. In the event that the Building or the Project is not completed on the date of execution of this Lease, Landlord shall have the sole judgement and discretion to determine the architecture, design, appearance, construction, workmanship, materials and equipment with respect to construction of the Building and the Project. Notwithstanding any provision of this Lease to the contrary, the Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant, and the Premises shall not be deemed to be a portion of the Common Areas.

(c)Landlord reserves the right (i) to change the configuration, size and dimensions of the Project and its Common Areas, (ii) to add or sever from its ownership any portion of the Project at any time, and (iii) to exclude from the rights of use granted to Tenant any rights of passage over or use of any portion of the Project.

19.MISCELLANEOUS

(a) Attorneys' Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action. Such amounts shall be included in any judgement rendered in any such action or proceeding.

(b)Waiver. No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

(c)Notices. All notices which Landlord or Tenant may require, or may desire, to serve on the other must be in writing and may be served by personal service, or as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, addressed as set forth in Item 14 of the Basic Lease Provisions, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. However, any notice (including a summons and complaint) which Landlord may require or may desire to serve on Tenant shall be deemed sufficiently served and given if personally served or sent by registered or certified mail, postage prepaid, to Tenant at the Premises. In addition, any bill, statement, consent or other communication which Landlord may desire or is required to give to Tenant shall be deemed sufficiently given or rendered if in writing, hand delivered to the Premises or sent to Tenant at the Premises by registered or certified mail, postage prepaid.

(d)Labor. Tenant shall not at any time prior to or during the term hereof, either directly or indirectly, use an contractors, labor or materials, the use of which would create any difficulty with other contractors or labor engaged by Tenant, Landlord or by others in the construction, maintenance or operation of the Premises, the Building or the Project.

(e)Security. Landlord shall be the sole determinant of the type and amount of security services, if any, to be provided to the Project. Presently, a card key system provides after-hours (24 hour) entry to the Building and elevator access to Tenant's floor. In all events, Landlord shall not be liable to Tenant, and Tenant hereby waives any claim against Landlord, for, and expressly assumes the risk of (i) any unauthorized or criminal entry of third parties into the Premises, the Building or the Project, (ii) any damage to persons, or (iii) any loss of property in and about the Premises, the Building or the Project, by or from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction and/or insufficiency of the security services provided by Landlord, or any actual or alleged passive or active negligence of Landlord.

(f)Storage. Storage is available at the perimeter of the Project on a "first-come, first-served" basis. Any use of the storage space shall be at Tenant's sole risk. Any storage space at any time demised to Tenant hereunder shall be used exclusively for storage. Notwithstanding any other provision of this Lease to the contrary, (i) Landlord shall have no obligation to provide, heating, cleaning, water or air-conditioning therefor, and (ii) Landlord shall be obligated to provide such storage space only such electricity as will, in Landlord's judgement, be adequate to light said space as storage space. The current rate charged by Landlord for the storage space is $.70 per square foot per month.

(g)Holding Over. Tenant shall have no right to holdover or retain possession of any portion of the Premises after the expiration or sooner termination of this Lease. If Tenant holds over after the expiration or earlier termination of the term hereof, with or without the express or implied consent of Landlord. Tenant shall be come and be only a month-to-month tenant at a Rent equal to the greater of (i) the then-prevailing market rate as determined by Landlord, in its sole and absolute discretion (subject to adjustments as provided in Paragraphs 2 and 3 hereof and prorated on a daily basis), or (ii) one hundred fifty percent (150%) of the Basic Annual Rent payable by Tenant immediately prior to such expiration or termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Neither any provision hereof nor acceptance by Landlord of Rent after such expiration or earlier termination shall be deemed a consent to a holdover hereunder or result in a renewal of this Lease or an extension of the term. Notwithstanding any provision to the contrary contained herein, (i) Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the term of this Lease or upon the earlier termination hereof, the right to reenter the Premises, and the right to assert any remedy at law or in equity to evict Tenant and/or collect damages in connection with any such holding over, and (ii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

(h)Condition of Premises. Tenant acknowledges that neither Landlord nor any agent o Landlord has made any representation or warranty with respect to the Premises, the Building or the Project, or with respect to the suitability of any part of the Premises by Tenant shall conclusively establish that the Premises, the Building and the Project were at such time in good and sanitary order, condition and repair and that he Tenant Work had been finally completed, without defect and otherwise in accordance with the Tenant's Plans (described in Work Letter).

(i)Quiet Possession. Upon Tenant's paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease and to the provisions of any (i) covenants, conditions and restrictions, (ii) master lease, or (iii) deed of trust to which this Lease is subordinate or may be subordinated.

(j)Matters of Record. Except as otherwise provided herein, this Lease and Tenant's rights hereunder are subject and subordinate to all matters affecting Landlord's title to the Project recorded in the official records of Orange County, California, prior to and subsequent to the date hereof, including, without limitation, all covenants, conditions and restrictions and the provisions of all loan documents relating to each loan secured by a mortgage or deed of trust encumbering the Project. Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions affecting the Premises, the Building or the Project, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use of the Premises by Tenant. At Landlord's request, Tenant shall join in the execution of any of the aforementioned documents.

(k)Project Financing. Tenant acknowledges that as a material inducement to Landlord to execute this Lease, (i) Tenant shall timely acknowledge and deliver to Landlord all such documents and instruments as may be customarily those documents and instruments which may be required under Paragraph 16, and
(iii) if any prospective lender to Landlord shall request or require in connection with the placement of any financing to Landlord or pursuant to the provisions of any Security Document any modification of this Lease, Tenant shall not delay or withhold its agreement to such proposed modification provided in the same shall not modify the Basic Annual Rent payable hereunder nor materially and adversely affect the obligations of Tenant hereunder. Tenant shall be responsible for any and all liability, loss, cost, damage and expense, including, without limitation, attorneys' fees, which Landlord shall incur in connection with Tenant's failure or delay in executing, acknowledging and delivering such documents and instrument or Tenant's breach of any other covenant or agreement embodied in this Lease that results in the delay, impairment or cancellation of such financing.

(l)Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Tenant shall attorn to each purchase, successor or assignee of Landlord.

(m)Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the broker named in Item 11 of the Basic Lease Provisions and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord covenants and agrees to pay all real estate commissions due in connection with this Lease to the broker described in Item 11 of the Basic Lease Provisions.

(n)Name. Tenant shall not, without the prior written consent of Landlord (which shall not be unreasonably withheld), use the name, insignia or logotype of the Building or the Project for any purpose, and in no event shall Tenant acquire any rights in or to such names. Tenant shall not use any picture of the Building or of the Project in its advertising, stationery or in any other manner. Landlord expressly reserves the right at any time to change the name, number, designation or logotype of the Building or the Project or the exterior or interior signage thereon and therein without the consent of Tenant without in any manner being liable to Tenant therefor.

(o)Examination of Lease, Confidentiality. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option of release, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant. Tenant agrees that (i) the terms and provisions of this Lease are confidential and constitute proprietary information of Landlord, and (ii) it shall not disclose, and it shall cause its partners, officers, directors, shareholders, employees, brokers and attorneys to not disclose any term or provision of this Lease to any other person without first obtaining the prior written consent of Landlord.

(p)Time. Time is of the essence of this Lease and each and all of its provisions.

(q)Defined Terms and Marginal Headings. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one (1) person is named as Tenant, the obligations of such persons are joint and several. The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(r)Conflict of Laws; Prior Agreements; Separability. This Lease shall be governed by and construed pursuant to the laws of the State of California. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect.

(s)Authority. If Tenant is a corporation, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant is a partnership or trust, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity's partnership or trust agreement. Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions, certificates and opinions of counsel.

(t)Common Areas. The rights of Tenant hereunder in and to the Common Areas shall at all times be nonexclusive with the rights of Landlord and other tenants of Landlord who use the same in common with Tenant, and it shall be the duty of Tenant to keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations, and to use the Common Areas only for normal activities, parking and ingress and egress by Tenant and its employees, agents, representatives, licensees and invitees to and from the Premises, the Building or the Project. If, in the opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any said areas by unauthorized persons.

(u)Joint and Several Liability. If two (2) or more individuals, corporations, partnerships or other business associations (or any combination of two (2) or more thereof) shall sign this Lease ans Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of the. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

(v)Rental Allocation. For purposes of Section 467 of the Internal Revenue Code of 1986, as amended from time to time, Landlord and Tenant hereby agree to allocate all Rent to the period in which payment is due, or if later, the period in which Rent is paid.

(w)Rules and Regulations. Tenant agrees to comply with all rules and regulations of the Building and the Project imposed by Landlord as set forth on Exhibit "D" attached hereto, as the same may be changed from time to time upon reasonable notice to Tenant. Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to such rules and regulations.

(x)Financial Statements. Upon Landlord's written request, Tenant shall promptly furnish Landlord, from time to time, with the next current audited financial statements prepared in accordance with generally-accepted accounting principles, certified by Tenant and an independent auditor to be true and correct, reflecting Tenant's then-current financial condition.

(y)Landlord's Agent. All rent and other payments, and any notices required under this Lease to be given to Landlord, shall be paid or delivered, as the case may be, to Landlord's Agent. Landlord reserves the right, at any time and from time to time, to change Landlord's Agent or to direct Tenant to pay rent and other sums due hereunder and/or to deliver notices directly to Landlord, which instruction shall become effective immediately upon delivery to Tenant of a written notice thereof.

20.ADDENDA

The provisions of this Paragraph 20 shall supersede and override any other provision of this Lease to the extent the same are inconsistent:

(a)Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

(b)Non-smoking. The building is a non-smoking building. Tenant agrees to use its commercially reasonable efforts to cooperate with Landlord in enforcing non-smoking areas for Tenant's employees outside and away from the Building.




                 AMENDMENT NO. 1 TO OFFICE LEASE

     THIS AMENDMENT NO. 1 TO OFFICE LEASE ("Amendment") is made and entered into on March, 1997, by and between NL-ORANGE, L.P., A California Limited Partnership ("Landlord"), and DENNIS SHEN, doing business as GLOBAL PAC TECH ("Tenant").

                             RECITALS

     A. Landlord and Tenant are parties to that certain Office Lease, dated October 28, 1996 ("hereafter referred to as the "Lease"), pursuant to which Tenant leases from Landlord the premises commonly known as Suite 3400 (hereafter referred to as the "Original Premises"), consisting of approximately 1,732 square feet of Rentable Area on the third floor in the office building located at 770 The City Drive South, Orange, California 92868 (hereafter referred to as the "770 Building").

     B. Tenant desires to expand the Original Premises by the addition of approximately 660 square feet of Rentable Area located contiguous to the Original Premises (hereafter referred to as the "Expansion Premises"). For purposes of this Amendment, the term "Premises" shall mean and include the Original Premises and the Expansion Premises.

     C. The parties hereto desire to amend the Lease to include the Expansion Premises and to extend the term, all upon the terms and subject to the conditions set forth in this Amendment.

     D. All capitalized terms used in this Agreement which are defined in the Lease shall have the same meaning herein as in the Lease.

                       TERMS AND CONDITIONS

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
     1. Expansion Premises. Landlord and Tenant hereby agree to add the Expansion Premises to the Original Premises and to make it part of the Lease upon the terms and subject to the conditions set forth in this Amendment. The Commencement Date for the addition of the Expansion Premises is July 1, 1997.

     2. Rentable Area. From and after July 1, 1997, the Rentable Area of the Premises, subject to any adjustments required by the Lease or Exhibit A-4, shall be 2,392 square feet.

     3. Tenant's Proportionate Share of Excess Operating Costs. From and after the July 1, 1997, Tenant's Proportionate Share of Excess Operating Costs for the Premises shall be .6439% (assuming that the Rentable Area of the Premises is as set forth in Section 2 above).

     4. Basic Annual Rent: Monthly Installment. From and after July 1, 1997, the Basic Annual Rent for the Expansion Premises shall be $11,404.80, (based on $1.44 per square foot of Rentable Area), the monthly installment of the Basic Annual Rent shall be $950.40, and the per them amount for a partial lease month shall be $31.25.

     5. Term. The term of the Lease with respect to the Expansion Premises, shall be coterminous with the term with respect to the Original Premises.

     6. Security Deposit. The amount of the Security Deposit originally delivered by Tenant to Landlord with respect to its lease of Suite 4200 in the 770 Building was $4,507.08. The security deposit is to be increased to $6,407.88 upon execution of this Amendment and increased to $6,819.68 effective August 1, 1997.

     7. Early Occupancy. As soon as the work to the Expansion Premises described in Section 8 is completed, Landlord may make the Expansion Premises available to Tenant for early occupancy; provided, however, that prior thereto Tenant provides Landlord with an amended or updated certificate of insurance evidencing that all required insurance coverages under the Lease are in place with respect to the Expansion Premises. Tenant may occupy the Expansion Premises from the date of early possession through June 30, 1997 on a rentfree basis.

     8. Landlord's Obligations Regarding Expansion Premises. Landlord's sole obligation to Tenant is to remove one wall as shown on Exhibit 1 attached hereto and incorporated herein by this reference, and to install, repair or replace the building standard carpet as Landlord determines in its sole and absolute discretion. Except and only to the extent of the work described in this Section 8, Landlord has not made any other commitments or promises to Tenant which would obligate Landlord to pay or reimburse Tenant for any costs associated with the Expansion Premises or the improvement thereof.

     9. No Other Changes. Except for the terms specifically set forth in this Amendment, there are no other changes or modifications to the Lease and all provisions of the Lease shall be applicable to the Expansion Premises, and the Lease, as amended by this Amendment, shall remain in full force and effect.

     NOW, THEREFORE, the parties hereto have executed this Amendment on the date first above mentioned.

NL-ORANGE, L.P., A CALIFORNIA
 LIMITED PARTNERSHIP

By: Nippon Landic (U.S.A.), Inc., a                  /s/ D Shen
 Delaware corporation, as                         DENNIS SHEN, doing
 General Partner                                  business as GLOBAL PAC TECH

By:
Mitsuhiko Hashimoto
General Manager

                            Exhibit 1

                        <Composite Drawing
                     Floor Three appear here>

                 AMENDMENT NO. 2 TO OFFICE LEASE

     THIS AMENDMENT NO. 2 TO OFFICE LEASE ("Amendment") is made and entered into as of November 6, 1997, by and between NL-Orange, L.P., a California Limited Partnership, by Nippon Landic (U.S.A.), Inc. a Delaware corporation, as General Partner ("Landlord"), and DENNIS SHEN, doing business as GLOBAL PAC TECH ("Tenant").

                             RECITALS

     A. Landlord and Tenant are parties to that certain Office Lease, dated October 28, 1996, as amended by Amendment No. 1 to Office Lease dated May 1, 1997 (collectively the "Lease") with respect to those certain premises described in the Lease and more commonly known as Suite 3400 at 770 The City Drive South, Orange, California ("Premises").

     WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant that portion of the roof ("Roof') shown as diagonally lined on the diagram attached as Exhibit "A" ("Antenna Area").

     NOW, THEREFORE, in consideration of the mutual promises hereinafter made and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are acknowledged, the parties hereto, intending to be legally bound, do hereby modify, amend and/or supplement the Lease as to the provisions only as hereinafter stated, and only as to the Antenna Area as described in this Amendment and Exhibit "A" attached hereto.

     1. Roof Rights. Tenant shall be granted the right to install one (1) antenna in the Antenna Area at Tenant's expense and subject to appropriate governmental approval and Landlord's reasonable approval. Prior to installation of the antenna, Tenant shall submit to Landlord all plans, specifications and drawings. Tenant shall be responsible for the installation, maintenance and operation and liability of the antenna.

           a) Landlord agrees that during the Term (as defined in Section 3 below), Tenant may install, use and have maintained in the Antenna Area, equipment ("Equipment") as specifically described in documentation delivered by Tenant to Landlord in connection with the initial approval process. All of Tenant's construction and installation work shall be performed at Tenant's sole cost and expense and in good and work-manlike manner. Tenant shall have and retain whatever title and rights to the Equipment as it has or claims to have, exclusive of space in and structural portions of the buildings, which belong to and shall be retained by Landlord. Landlord will cooperate with Tenant, at no cost to Landlord, regarding Tenant's access to utilities and the connection of the utilities to the Equipment

            b) Landlord agrees that Tenant and/or its contractor may run cables ("Cables") between the Antenna Area and Premises, only in locations specifically approved by Landlord in writing, which approval shall not be unreasonably delayed or withheld.

            c) The Equipment and Cables shall remain the property of Tenant or its contractor during the Term. Tenant shall, at its sole cost and expense within fourteen (14) days, remove or have removed such Equipment and Cables upon the earlier of (1) the expiration or termination of this Agreement, or
(ii) the expiration of the Lease. To the extent reasonably possible, Tenant shall restore Landlord's affected facilities to their original condition, including repainting or touch-up, excepting ordinary wear and tear, and/or damage or destruction due to fire or other casualty.

            d) Tenant shall bear all expense in connection with the installation, use and maintenance of such Equipment and Cables, and shall be solely responsible for all maintenance, repair and damage caused to the Roof or roof membrane as a result of the installation or any access to the antenna. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against liability, damages, costs and expenses, including reasonable attorneys' fees incurred or suffered by Landlord directly caused by Tenant's installation, use and maintenance of the Equipment and Cables, including without limitation, injury and death to persons, damage to property and interference with other tenants and licensee's rights who are sharing roof-top facilities at the Project.

            e) Tenant shall maintain in force and effect during the Term, comprehensive liability insurance protecting Landlord against any liability, damages costs or expenses, in connection with the installation, use and maintenance of the Equipment and Cables, and shall supply to Landlord, upon Landlord's written request, the appropriate certificates of such insurance.

            f) Tenant and its contractors shall comply with all applicable laws, regulations and building codes in connection with the installation, use and maintenance of the Equipment and Cables.

      2. Tests and Construction. Tenant shall have the right at any time following the full execution of this Amendment to enter upon the Project and the Building for the purpose of making necessary engineering surveys, inspections, radio tests and other reasonably necessary tests ("Tests") Tenant's right to conduct tests shall be subject to Paragraph 6 of the Amendment. Tenant shall coordinate with Landlord's building manager and/or Landlord's security personnel for access to the Roof. Tenant shall not access the Roof without Landlord's prior approval, except in the case of a general emergency or disaster.

Tenant shall also coordinate its construction schedule with Landlord to comply with Landlord's Rule and Regulations.

     3. Term. The term of the Lease with respect to the Antenna Area shall commence upon full execution of this Amendment and shall be coterminous with the Lease (as extended or renewed) subject to earlier termination as provided in Section 9 below. Tenant shall have no right to use the Antenna Area beyond the expiration or termination of the Lease.

     4. Rent. Upon full execution of this Amendment, and on the first day of each month thereafter during the Term, Tenant shall pay to Landlord as rent for the Antenna Area, Two Hundred Fifty and 00/100 Dollars ($250.00) per month ("Rent").

     5. Access and Utilities. Landlord shall permit Tenant and/or its contractors reasonable access to the Antenna Area and other areas so as to facilitate the installation, use and maintenance of the Equipment and Cables, and the removal of the Equipment and Cables, pursuant to the terms of the Lease.

     Following installation of the Equipment and Cables, Tenant, Tenant's employees, agents and subcontractors shall have access to the Antenna Area twenty-four (24) hours a day, seven (7) days a week, at no charge and shall at all times provide Landlord and/or Landlord's security personnel with proper identification and authorization from Tenant. Tenant shall coordinate with Landlord's building manager and/or Landlord's security personnel for access to the Roof. Tenant shall not access the Roof without Landlord's prior notification, except in the case of a general emergency or disaster.

     Tenant shall pay for the electricity it consumes in its operation of the Equipment and Cables at the rate charged by the servicing utility company. Landlord reserves the right to require Tenant to install a submeter to monitor and verify utility usage. Tenant shall pay all taxes, surcharges and other fees included as part of the electrical bill and which is allocable to Tenant's usage.

     6. Interference. Tenant shall operate the Equipment in a manner that will not cause interference to Landlord and other Tenants or licensees of the Property, provided that their installations predate that of this Amendment. In the event the equipment of any future user of the Roof causes interference to Tenant's Equipment, Landlord shall require such user to cease such transmission until such interference can be eliminated. All operations by Tenant shall be in compliance with all Federal Communications Commission ("FCC") requirements.

     7. Taxes. If personal property taxes are assessed, Tenant shall pay any portion of such taxes directly attributable to the Equipment and Cables.

     8. Waiver of Landlord's Lien. Landlord waives any lien rights it may have concerning the Equipment which are deemed Tenant's personal property and not fixtures, and Tenant has the right to remove the same at any time without Landlord's consent, provided Tenant complies with its obligations under
Section Inc) above.

     9. Termination. This Amendment may be terminated without further liability on thirty (30) days prior written notice as follows: (i) by either party upon a default of any covenant or term hereof by the other party, which default is not cured within thirty (30) days of receipt of written notice of default, provided that the grace period for any monetary default is ten (10) days from receipt of notice; or (ii) by Tenant if it does not obtain or maintain any license, permit or other approval necessary for the construction and operation of Equipment and Cables.

     Tenant's obligation to remove the Equipment and to indemnify Landlord shall survive termination.

     10. No Other Changes. Except as set forth in this Amendment, there are no other changes or modifications to the Lease, and the Lease as so amended shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above mentioned.

NL-ORANGE, L.P., a California limited partnership

By: Nippon Landic (U.S.A.), Inc.,             By: /s/ D. Shen
 a Delaware corporation,                        Dennis Shen, doing business as
 as General Partner                             GLOBAL PAC TECH

By: /s/ Mitsuhiko Hashimoto

Mitsuhiko Hashimoto
General Manager

                            Exhibit A

                <Map of Antenna Area appears here>


                  AMENDMENT NO. 3 TO OFFICE LEASE

     THIS AMENDMENT NO. 3 TO OFFICE LEASE ("Amendment") is made and entered into on November 12, 1998, by and between NL-ORANGE, L.P., A California Limited Partnership ("Landlord"), and DENNIS SHEN, doing business as GLOBAL PAC TECH ("Tenant").

                             RECITALS

      A. Landlord and Tenant are parties to that certain Office Lease, dated October 28, 1996 (hereafter referred to as the "Original Lease"), pursuant to which Tenant leased from Landlord the premises commonly known as Suite 3400 (hereafter referred to as the "Original Premises"), consisting of approximately 1,732 square feet of Rentable Area on the third floor in the office building located at 770 The City Drive South, Orange, California 92868 (hereafter referred to as the "770 Building"). The Original Lease was amended by that certain Amendment No. I to Office Lease, dated May 1, 1997 ("Amendment No. 1"), pursuant to which, among other things, the Original Premises were expanded by approximately 660 square feet of Rentable Area by the inclusion of the Expansion Premises. The Original Lease was further amended by that certain Amendment No. 2 to Office Lease, dated November 6, 1997, pursuant to which among, other things, Tenant was granted certain rights to Install an antenna on the rooftop of the 770 Building. The Original Lease, Amendment No. 1 and Amendment No. 2 are hereafter collectively referred to as the "Lease."

     B. The parties hereto desire to amend the Lease to cancel Amendment No. 1 and to exclude the Expansion Premises, all upon the terms and subject to the conditions set forth in this Amendment.

     C. All capitalized terms used in this Amendment which are defined in the Lease shall have the same meaning herein as in the Lease.

                       TERMS AND CONDITIONS

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

    1 . Cancellation of Amendment No. 1. Subject to the terms and conditions set forth in this Amendment, Amendment No. 1 is canceled effective as of December 15, 1998 (the "Effective Date"). As of the Effective Date. and assuming compliance with all of the terms and conditions set forth in this Amendment, the term Premises, as used in the Lease. shall mean and refer to only the Original Premises. Amendment No. 2 shall remain in full force and effect.

     2. Condition of Expansion Premises. On or before the Effective Date, Tenant shall deliver and surrender the Expansion Premises to Landlord broom clean, free of any damage except for reasonable wear and tear not in violation of the Lease.

      3. Partial Refund of Security Deposit. Pursuant to the Lease, Tenant has delivered to Landlord the sum of $6,819.68 as a Security Deposit. As a result of the reduction in Rentable Area of the Premises, and the reduction in the monthly installment of the Basic Annual Rent, Tenant is entitled to a partial refund of the Security Deposit upon the terms and conditions set forth in this
Section 3. As soon after the Effective Date as Landlord is reasonably able to confirm that Tenant has compiled with the conditions precedent to the Cancellation of Amendment No. 1, the Security Deposit shall be reduced to $4,918.88 and Landlord shall immediately thereafter refund to Tenant the sum of $1,900.80, representing the difference between the amount of the Security Deposit held by Landlord and the revised amount of the Security Deposit as determined in this Section 3.

     4. Construction of Demising Wall. Landlord, at its sole cost and expense, shall construct a demising wall between Suite 3400 and Suite 3550, as shown on Exhibit A attached hereto and incorporated herein by this reference. The purpose of the demising wall is to separate the Expansion Premises from the Original Premises.

     5. Original Lease Terms. As of the Effective Date, and assuming compliance with all of the terms and conditions set forth in this Amendment, the Rentable Area, Tenant's Proportionate Share of Excess Operating Costs for the Premises, the Basic Annual Rent and the monthly installment of the Basic Annual Rent shall be as set forth in the Original Lease, as if Amendment No. I had never been enacted; provided. however, Tenant shall also remain liable to pay the additional Rent specified in Amendment No. 2.

     6. Conditions Precedent. In addition to any other terms or conditions set forth in this Amendment, Landlord's obligations hereunder are conditioned upon Tenant's compliance with all terms of the Lease up to and including the Effective Date, and Tenant is and shall remain obligated to pay the Basic Annual Rent and Tenant's Proportionate Share of Excess Operating Costs with respect to the Expansion Premises through the Effective Date.

     7. No Other Changes Except for the terms specifically set forth in this Amendment, there are no other changes or modifications to the Lease and all provisions of the Lease, as amended by this Amendment, shall remain in full force and effect.

      NOW, THEREFORE, the parties hereto have executed this Amendment on the date first above mentioned.

NL-ORANGE, L.P., A CALIFORNIA
 LIMITED PARTNERSHIP

By: Nippon Landic (U.S.A.), Inc., a          /s/ Dennis Shen
 Delaware corporation, as                       DENNIS SHEN, doing
 General Partner                                 business as GLOBAL PAC TECH

By: /s/ Mitsuhiko Hashimoto

Mitsuhiko Hashimoto
General Manager

                            Exhibit A

                 <Composite Drawing appears here>

            RELOCATION AND LEASE TERMINATION AGREEMENT

     THIS RELOCATION AND LEASE TERMINATION AGREEMENT("Agreement") is made and entered into as of October 28, 1996, by and between NL-ORANGE, L.P., a California Limited Partnership ("Landlord"), and DENNIS SHEN, doing business as Global Pac Tech ("Tenant").

                             RECITALS

     A. Landlord and Tenant are parties to that certain Office Lease, dated July 15, 1996 (hereafter referred to as the "Original Lease"), pursuant to which Tenant leases from Landlord the premises commonly known as Suite 2200 (hereafter referred to as the "Original Premises"), consisting of approximately 1,587 square feet of Rentable Area on the second floor in the office building located at 770 The City Drive South, Orange. California 92868 (hereafter referred to as the "770 Building").

     B. Landlord and Tenant have agreed to relocate Tenant from the Original Premise into Suite 3400 (hereafter referred to as the "New Premises"), consisting of approximately 1,732 square feet of Rentable Area on the third floor in the 770 Building and, in connection with the relocation, Landlord and Tenant have mutually agreed to terminate the Original Lease and to enter into a new Office Lease (hereafter referred to as the "New Lease") upon the terms and subject to the conditions set forth in this Agreement.

     C. All capitalized terms used in this Agreement will have the same meaning as defined in the Original Lease unless the context specifically requires other-wise.

                       TERMS AND CONDITIONS

     NOW, THEREFORE, for good and sufficient consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Agreement to Relocate. Tenant hereby agrees to relocate from the Original Premises to the New Premises. The Target Commencement Date for the New Lease is December 1, 1996. Tenant agrees to completely vacate the Original Premises, including removal of all of its furniture, furnishings, equipment and personal property, no later than three (3) days following written notice from Landlord that the New Premises is substantially completed, subject only to minor punch list items.

     2. Agreement to Execute New Lease. Concurrently with the execution of this Agreement, and as a material inducement to each other party to sign this Agreement, Landlord and Tenant shall execute the New Lease with respect to the lease by Landlord to Tenant of the New Premises. The Security Deposit delivered by Tenant to Landlord pursuant to the Original Lease shall be transferred over and held by Landlord as the Security Deposit under the New Lease.

     3. Termination of Original Lease. Effective as of the Commencement Date of the New Lease, the Original Lease shall terminate. The Original Lease shall remain in full force and effect up to the termination of the Original Lease, all obligations of Landlord and Tenant thereunder shall remain in full force and effect until such termination

     4. Moving and Relocation Costs. Landlord agrees to improve and construct the Tenant Improvements for the New Premises in accordance with the terms of the Work Letter Agreement attached as Exhibit B to the New Lease. Except and only to the extent of Landlord's obligation in the Work Letter Agreement, Landlord has not made any other commitments or promises to Tenant which would obligate Landlord to pay or reimburse Tenant for any costs of Tenant's move from the Original Premises and relocation into the New Premises.

     5. Entire Agreement; Amendment. This Agreement, and the documents referred to herein, contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous written or verbal agreement. This Agreement may only be amended or supplemented by a written document signed by both of the parties hereto.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above mentioned.
NL-ORANGE, a California Limited
 Partnership

By: Nippon Landic (U.S.A.), Inc.,        /S/ D. Shen
    General Partner                       DENNIS SHEN, doing business as
                                          GLOBAL PAC TECH
 By /s/ Mitsuhiko Hashimoto
    Mitsuhiko Hashimoto
    General Manager